Securities and Exchange Commission

Washington, DC 20549

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 15, 2009, appearing in the Annual Report on Form 10-K of BioMedical Technology Solutions Holdings, Inc., for the period ended December 31, 2008.

/s/ Cordovano and Honeck LLP

Cordovano and Honeck LLP

Englewood, Colorado

May 15, 2009